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                      CONSULTING AGREEMENT - SOUTHEAST ASIA        Exhibit 10.23


     THIS AGREEMENT is made as of the    day of December, 1993 by and between
NATIONAL MEDICAL CARE, INC., a Delaware corporation with offices located at 1601 Trapelo Road, Waltham, Massachusetts 02154 (hereinafter referred to as the "Company"), and VIRGINIA A. KAMSKY, with offices located at 563 Park Avenue, New York, New York 10021 ("Consultant").

     WHEREAS, Consultant has experience in the establishment and implementation of business relationships in Southeast Asia; and

     WHEREAS, the Company desires to engage the services of Consultant to provide consulting services to the Company and its subsidiaries as they attempt to establish and implement business relationships in Southeast Asia.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and further good and valuable consideration, the parties hereto agree as follows:

1.   ENGAGEMENT

     The Company hereby engages Consultant to provide advice and services as outlined below to the Company and its direct and indirect subsidiaries (the "affiliates") as to matters involving the establishment and implementation of business relationships in Southeast Asia, consisting for purposes of this agreement of the following countries: Malaysia, Hong Kong, Singapore, Vietnam, Thailand, the Philippines, Indonesia, Brunei, and Korea (collectively, the "Territory"). Consultant agrees to provide such advice and services to the Company and its affiliates upon the terms and conditions set forth below.

2.   STATUS OF THE PARTIES

     Consultant is an independent contractor. Consultant is not a partner, employee, agent, or joint venturer with the Company or any of its affiliates. Nothing in this Agreement shall be construed to grant either party the authority to enter into a contract in the name of the other party, or to bind the other party in any manner.

     Consultant is responsible for the payment of all local, state and federal income, self-employment, payroll or other applicable taxes on the fees paid to Consultant by the Company.

3.   TERM AND TERMINATION

     The term of this Agreement is for the period commencing on July 1, 1993 and ending on May 31, 1997, unless terminated sooner in accordance with this Agreement.

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     This Agreement may be terminated as follows:

     (i) If the Company fails to pay Consultant's compensation without good cause, Consultant may terminate this Agreement at any time, after giving the Company notice and an opportunity for cure as described in (iii) below;

     (ii) If Consultant breaches any of her obligations under this Agreement (including her failure to provide the services set forth below and requested by the Company), or if Consultant breaches the non-competition or non-disclosure provisions of this Agreement, the Company may terminate this Agreement at any time, after giving Consultant notice and an opportunity for cure as described in (iii) below;

     (iii) Before terminating this Agreement, the non-breaching party shall give the breaching party written notice of the breach of the Agreement, as well as an opportunity to cure the breach. Written notice of the breach will be given within 30 days of its discovery by the non-breaching party. The breach must be cured within 30 days of the date of such notice. If the breach is cured, the non-breaching party shall not terminate this Agreement for such breach. If a party repeats that breach, however, no cure period is required, and written notice of immediate termination may be given.

     (iv) If Consultant is unable, for any reason, to perform her duties hereunder for a period of thirty (30) days or more, the Company may terminate this Agreement without penalty by written notice to the Consultant.

4.   SERVICES TO BE PROVIDED BY CONSULTANT

     During the term of this Agreement, Consultant shall assist the Company and its affiliates with such matters within the scope of this Agreement as shall be designated by the Chief Executive Officer of the Company (or such other person as the Chief Executive Officer shall name), or the Company's Vice President -International. Further, at the request of the Chief Executive Officer (or his designee) or the Vice President - International, Consultant will provide the following advice and services to the Company and its affiliates:

     (i) Conduct market research relating to the establishment and operation of (a) dialysis centers and (b) distribution arrangements for dialysis products in the Territory.

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     (ii)      Assist in identifying opportunities and negotiating contracts relating to the establishment of (a) relationships with existing dialysis centers, (b) new dialysis centers (by the Company or one of its affiliates, directly or indirectly, and (c) dialysis product distribution arrangements within the Territory.

     (iii) Meet with or arrange introductions to appropriate governmental officials who have authority to establish business relationships with the Company and/or its affiliates.

     (iv) Participate in negotiations and consummation of transactions establishing business relations on behalf of the Company and its affiliates.

     (v) Monitor governmental activities in the Territory relating to dialysis services and dialysis product distribution arrangements in the Territory.

     Consultant may engage in any business and perform services for others, as long as such business and services do not interfere with Consultant's duties under this Agreement, or with her non-competition and non-disclosure obligations set forth below.

5.   BASE COMPENSATION FOR CONSULTING SERVICES

     For services provided by Consultant, the Company shall pay to Consultant the following amounts: (i) for the months of July, August, and September, 1993, Five Thousand ($5,000) Dollars per month, and (ii) for the remainder of the term of this Agreement, commencing with the month of October 1993, Ten Thousand ($10,000) Dollars per month, payable monthly, in advance, on the first day of each month.

     The compensation for the period through December, 1993 has been previously paid to Consultant.

6.   INCENTIVE COMPENSATION

     In addition to the compensation for consulting services set forth in
     Section 5 above, Consultant shall be entitled to the additional incentive compensation set forth below for each Business Relationship established as a result of the services provided by Consultant in accordance with this Agreement.

     The term "Business Relationship" means the establishment of any business relationship relating to a dialysis center in a country within the Territory, through or with the assistance of the Consultant's services requested by the Company, by which the

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     Company or one of its affiliates directly or indirectly, either (a)
     establishes, maintains, or acquires a business interest in an entity authorized to conduct business in such country; or (b) conducts business in such country pursuant to an arrangement with another entity in which the Company or one of its affiliates, directly or indirectly, has a business interest.

     Consultant shall be entitled to compensation in the amount of Seven and One-Half Percent (7.5%) of the Net Pre-Tax Earnings, as defined below, of each dialysis center in the Territory with which the Company or one of its affiliates establishes a Business Relationship during the term of this Agreement. Such compensation shall be paid annually for ten (10) years following the first treatment of patients at each such dialysis center.

     For purpose of this Section 6, the term "Net Pre-Tax Earnings" means the net income (or net loss) before taxes on the earnings of each of the relevant dialysis centers for the current fiscal year, determined in accordance with applicable generally accepted accounting principles, consistently applied, subject to the following provisions:

     a.   The accrual method of accounting shall be used.

     b. All reasonable and ordinary operating expenses shall be deducted from the income of the dialysis centers. No charges shall be permitted for any kind of expense not reasonable and ordinarily related to management and operation of the dialysis centers.

     c. Depreciation shall be figured on the straight-line method using the Company's cost and remaining life on assets.

     d.   Extraordinary income and losses shall be eliminated.

     e. Attorney fees and other expenses associated with uninsured litigation are not extraordinary expenses and shall be deducted from the dialysis center's income.

     f. Net losses in a current year shall be deducted from the net income of previous years and shall be carried forward to succeeding years.

     g. Deductions shall be permitted for the management fee charge which shall be computed on a per-dialysis-treatment basis for each year based on actual costs incurred during the immediately preceding year. This computation will be made by the Company's chief financial officer applying generally accepted accounting principles and will be the same, actual, cost-based management fee that the Company charges to other dialysis treatment centers within the Territory.

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     Consultant may conduct an annual audit of the financial records of a dialysis center that is subject to this Section 6(i), at her own expense.

     Consultant's incentive compensation under this Section 6 shall be paid annually by the Company or one of its affiliates, within ninety (90) days after the end of the fiscal year of the Company or the affiliate that has a Business Relationship relating to such dialysis center.

     As long as Consultant is not in breach of any of her obligations under this Agreement, the payment obligations in this Section 6 shall continue for the periods indicated above, notwithstanding the termination of this Agreement or any portion of this Agreement. If Consultant breaches any of her obligations hereunder and has not cured such breach, the Company will no longer be obliged to pay to Consultant any compensation provided for in this Agreement.

     The incentive compensation due to Consultant under this Section 6 for Consultant's services in Korea shall be reduced by the amount of any compensation paid to EWON Corporation which is substantially similar to that set forth in this Section 6.

     The incentive compensation provisions of this Section 6 shall terminate effective June 30, 1995, with respect to each country in the Territory in which no Successful Business Relationship has been established by June 30, 1995.

     A "Successful Business Relationship" is a Business Relationship, as defined above, that results in the generation of revenue for the Company or one of its affiliates.

7.   ASSUMPTION OF CERTAIN PAYMENT OBLIGATIONS

     If the Company or one of its affiliates sells, assigns, transfers or otherwise conveys its interest in a dialysis center or manufacturing plant in the Territory with respect to which Consultant is entitled to compensation under this Agreement to a person or entity other than the Company or one of its affiliates, the Company or the affiliate shall require that person or entity to assume the payment obligations to Consultant under this Agreement for the remainder of the relevant periods.

8.   EXPENSES

     The Company shall reimburse Consultant for her reasonable business expenses related to her services under this Agreement, as follows.

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     The Company, after discussion with Consultant, shall establish a monthly limit for business expenses other than travel; expenses in excess of that limit must be approved by the Company's Chief Executive Officer (or his designee) prior to Consultant's incurring such expenses. As for travel, the Company shall reimburse Consultant for reasonable travel expenses incurred in the performance of Consultant's duties, provided that such travel is pre-approved by the Company.

     The Company shall reimburse Consultant for the above expenses within thirty days of Consultant's submission to the Company of a claim for such expenses, together with appropriate supporting documentation.

9.   NON-COMPETITION

     During the term of this Agreement and for five (5) years after Consultant receives the last compensation payment under this Agreement, Consultant shall not engage in any activities that compete with: (a) any business conducted by the Company or any of its affiliates in the Territory; or (b) any business development activities involving the Company or its affiliates in the Territory on which Consultant's advice and/or services are provided pursuant to this Agreement.

     During the term of this Agreement and for five (5) years after Consultant receives the last payment under this Agreement, Consultant shall not enter into any consulting agreement with or provide advice or services to any entity that competes with the Company or any of its affiliates if the agreement, advice and/or services contemplated are the same as, or substantially similar to, those that are provided by Consultant pursuant to this Agreement.

10.  NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

     During the term of this Agreement and at any time thereafter, Consultant shall not divulge, use, furnish, disclose or make accessible to anyone other than the appropriate personnel of Company or its affiliates, any Confidential Information, defined below, without the written permission of Company or its appropriate affiliate(s).

     For purposes of this Agreement, "Confidential Information" means any and all information, data and knowledge that has been created, discovered, developed or has otherwise become known to Company or any of its affiliates. This includes all information, data and knowledge created, discovered, developed or made known to Consultant during the period of or arising out of Consultant's engagement, or in which property rights have been assigned or otherwise conveyed to Company, its affiliates,

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     or any business in which Company or any of its affiliates has an interest.

     The meaning of "Confidential Information" also encompasses information, data or knowledge as described above that has commercial value in the businesses in which the Company, its affiliates, or an entity in which Company or its affiliates has an interest is engaged, unless such information, data or knowledge is known or becomes known to the public without violation of the terms of this Agreement. By way of illustration, but not limitation, "Confidential Information" includes trade secrets, processes, formulas, know-how, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, strategies, forecasts, new products, unpublished financial statements or parts thereof, budgets, projections, licenses, prices, costs and employee, customer and supplier lists.

     Upon the expiration of this Agreement, Consultant shall deliver to the Company or its appropriate affiliate(s), all documents, reports, notes, drawings, specifications, programs, and data and other materials of any nature related to the services and advice provided by Consultant to Company and/or its affiliates, as well as any business referred to in this Section. Consultant shall not retain any original or copies of that material or any other Confidential Information in whatever form.

11.  INJUNCTIVE RELIEF

     Consultant acknowledges that the non-competition and non-disclosure obligations in Sections 9 and 10 are necessary for the protection of the Company and its affiliates, and that any breach of those provisions will cause the Company and its affiliates irreparable damage. Therefore, Consultant agrees that the Company is entitled to an injunction enjoining the breach or threatened breach of those non-competition and non-disclosure obligations. Consultant also acknowledges that this Section is not a waiver of any other remedies the Company may have in law or in equity.

12.  INDEMNIFICATION

     Consultant shall indemnify and hold the Company and its affiliates harmless against all liabilities, claims, suits, losses, and expenses that arise out of the negligence or willful misconduct of the Consultant or her employees or agents either (a) pursuant to this Agreement, or (b) as the purported agent of the Company or any of its affiliates.

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13.  SEVERABILITY

     If any provision of this Agreement or its application to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement or its application to other persons or circumstances shall not be affected. Each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

14.  NOTICE

     Any notice given pursuant to this Agreement shall be in writing and delivered by hand or mailed by certified or registered mail/return receipt requested to the parties at the following address:

     TO THE COMPANY:

     National Medical Care, Inc.
     1601 Trapelo Road
     Waltham, MA 02154

     TO CONSULTANT:

     Virginia A. Kamsky
     563 Park Avenue
     New York, NY 10021

15.  ASSIGNMENT

     Consultant shall not be permitted to assign her rights or delegate her obligations under this Agreement without the Company's prior written consent.

16.  ENTIRE AGREEMENT

     This Agreement contains the entire agreement of the parties as to its subject matter, and it supersedes all previous and contemporaneous agreements and understandings, inducements or conditions, expressed or implied, oral or written, between the parties as to that subject matter.
     No waiver, modification or change of any of the provisions of this Agreement shall be valid unless done in writing and signed by the parties against whom such claimed waiver, modification or change is to be enforced.

16.  GOVERNING LAW

     This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

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     In witness to this Agreement, the parties' authorized representatives have signed this Agreement as of the date first above written.

                                   NATIONAL MEDICAL CARE, INC.



                                   By:____________________________




                                   ____________________________
                                   Virginia A. Kamsky